Exhibit 23.2

Consent of Independent Auditors

MCLAIN, MOISE & ASSOCIATES, PC

Certified Public Accountants	409 King Street, First Floor Charleston, SC 29403 Tel. (843) 577-0414 Fax (843) 577-0428

CONSENT OF INDEPENDENT AUDITORS

The Trustees
First Financial Holdings, Inc. Sharing Thrift Plan

We consent to the incorporation by reference in the Registration Statement (No. 33-22837) on Form S-8 of First Financial Holdings, Inc., dated June 27, 1988, as amended, of our report dated June 25, 2003 on the First Financial Holdings, Inc. Sharing Thrift Plan financial statements for the year ended December 31, 2002 included in the Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ MCLAIN, MOISE & ASSOCIATES, PC

Charleston, South Carolina

July 7, 2004

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